ASM Fund - Schedule 16

                                    n
Total Return                  P(1+T)  = ERV

          Inception to October 31, 1996

                 P =    $1,000
                 T =      9.35%
                 n =      5.67
               ERV = $1,659.35

          Five Year Ended October 31, 1996

                 P =    $1,000
                 T =     13.53%
                 n =         5
               ERV = $1,886.05

          One Year Ended October 31, 1996

                 P =    $1,000
                 T =     25.01%
                 n =         1
               ERV = $1,250.10


SEC Yield
                       a-b    6
          Yield = 2[(------+1) -1]
                       cd

                 a =    22,336.16
                 b =    21,615.56
                 c =   744,831.35
                 d =        14.13
             Yield =       0.0822%